Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION REVISES EARNINGS GUIDANCE FOR ITS

FISCAL 2005 SECOND QUARTER

Mentor, Ohio (September 28, 2004)—STERIS Corporation (NYSE: STE) today announced that, based upon a review of expected results and trends within its businesses, the Company currently anticipates revenue growth in the range of 5-6% and earnings in the range of $0.27 to $0.28 per diluted share for the quarter ending September 30, 2004.

Weaker than anticipated revenue and profitability within Life Sciences, the Company’s most international segment, is the primary reason for the change from the Company’s prior earnings outlook. The European pharmaceutical market has seen several consolidations leading to the cancellation of a number of new production projects. Additionally, the business has recently witnessed signs of softness in the North American market. The expected reduced profitability in Life Sciences also impacts international profitability, which is expected to increase the Company’s effective tax rate to 37.5% for the quarter, 2% higher than previously anticipated. The Company is in the process of taking steps to improve Life Sciences profitability, including modifying the product portfolio and distribution structure.

The Company noted that demand is solid within its Healthcare and Isomedix Services segments. Revenue from capital equipment sales continues to improve in Healthcare as the business realizes the benefit of the order backlog level at the end of the first quarter, while capacity expansions and customer service programs continue to support strong growth in the Isomedix segment. However, with less than a week remaining in the quarter, these factors are not expected to offset the weakness in the Life Sciences segment.

The Company noted that it will announce earnings before the market opens on October 27, 2004 followed by a conference call at 10:00 a.m. Eastern. During the call, the Company will provide a more detailed review of current trends and results within its businesses and will issue its outlook for the remainder of fiscal year 2005 guidance at that time.

STERIS Corporation

News Announcement

September 28, 2004

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company’s more than 5,000 dedicated employees around the world work together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

Contact: Aidan Gormley, Senior Director, Corporate Communications and Investor Relations at 440-392-7607.

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This news release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry that are intended to qualify for the protections afforded ‘forward-looking statements’ under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as ‘may,’ ‘will,’ ‘expects,’ ‘believes,’ ‘anticipates,’ ‘plans,’ ‘estimates,’ ‘projects,’ ‘targets,’ ‘forecasts,’ and ‘seeks,’ or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, and changes in government regulations or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any future financial results. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that compliance with laws, court rulings, regulations, or certification requirements of domestic and foreign authorities may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, (d) the potential of international unrest or effects of fluctuations in foreign currencies of countries where the Company does a sizeable amount of business, and (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services.